Exhibit 99.1

April 9, 2009	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK to Present at AGA Financial Forum

    TULSA, Okla. – April 9, 2009 – ONEOK, Inc. (NYSE: OKE) will present at the American Gas Association Financial Forum on Monday, May 4, 2009, in Las Vegas, Nev., at 12:10 p.m. Eastern Daylight Time (11:10 a.m. Central Daylight Time).

    James C. Kneale, president and chief operating officer of ONEOK, will present.

    The conference will be webcast and will be accessible on ONEOK’s Web site www.oneok.com. A replay of the webcast will be archived for 30 days after the conference.

    The company will also post the presentation on its Web site on Sunday, May 3, 2009, beginning at 12 p.m. Eastern Daylight Time (11 a.m. Central Daylight Time).

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 47.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

For more information, visit the Web site at www.oneok.com. OKE-FV

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